FIRST AMENDMENT
TO
THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 26th day of September 2014, by and between SILICON VALLEY BANK, a California banking corporation (“Bank”) and QUICKLOGIC CORPORATION, a Delaware corporation (“Borrower”) whose address is 1277 New Orleans Drive, Sunnyvale, CA 94089-1138.
RECITALS
A.    Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of June 30, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) lower the interest rate payable on the Advances, and (ii) increase the amount of Permitted Investments in Quicklogic Korea, Quicklogic Taiwan and Quicklogic United Kingdom, each as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.

2.1    Section 13 (Definitions).
(a)    LIBOR Rate Margin. The definition of “LIBOR Rate Margin” set forth in Section 13.1 is hereby amended in its entirety and replaced with the following:
“LIBOR Rate Margin” is two and three-quarters percent (2.75%).

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(b)    Permitted Investments. Clause (d) of the definition “Permitted Investments” set forth in Section 13.1 is hereby amended in its entirety and replaced with the following:
“(d)     Investments by Borrower in Subsidiaries in the form of: (A) capital stock of Subsidiaries not to exceed $500,000 in the aggregate in any fiscal year and (B) all other investments, so long as any such investment is made for the purpose of funding operational requirements of the relevant Subsidiary and so long as no Subsidiary maintains cash and cash equivalents at any time in excess of: (i) $800,000 for Quicklogic India; (ii) $200,000 for each of Quicklogic Korea, Quicklogic Taiwan and Quicklogic United Kingdom; and (iii) $100,000 for each subsidiary other than those identified in subclauses (i) and (ii) above. In the event that any Subsidiary does maintain cash and cash equivalents in excess of the aforementioned limitation, any transfer of cash by Borrower to any Subsidiary shall not be permitted under the terms of this Agreement
(c)    Prime Rate Margin. The definition of “Prime Rate Margin” set forth in Section 13.1 is hereby amended in its entirety and replaced with the following:
“Prime Rate Margin” is negative one-quarter of one percent (-0.25%).
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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4.3    The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Stephen Chang Name: Stephen Chang Title: Vice President	QUICKLOGIC CORPORATION By: /s/ Ralph Marimon Name: Ralph Marimon Title: CFO

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT